Exhibit 99.1
LUMINEX CORPORATION REPORTS SECOND QUARTER 2009 RESULTS
AUSTIN, Texas (August 6, 2009) — Luminex Corporation (NASDAQ:LMNX) today announced financial results for the second quarter ended June 30, 2009. Recent financial and operating highlights include the following:
•	Consolidated second quarter revenue of $27.8 million, a fourteen percent increase over the second quarter of 2008; and earnings per share of $0.03

•	System shipments of 158 includes 16 FLEXMAP 3D™ systems, resulting in cumulative life- to-date shipments of 6,255, up 16 percent from a year ago

•	Second quarter reagent, consumables and royalty revenues of $7.8 million, $6.7 million and $4.3 million respectively

•	Total assay sales by Luminex and its partners of $74.8 million for the second quarter of 2009, an increase of 27 percent over the second quarter of 2008

•	High margin items (assays, consumables, and royalties) represented 67 percent of consolidated second quarter revenue

•	Consolidated gross profit margin of 69 percent for the second quarter 2009

•	Announced the global launch of FLEXMAP 3D and the European launch of two new xTAG® Cystic Fibrosis Kits

•
Expanded global presence by establishing an entity and opening a facility in People’s Republic of China, and developed new local partnership agreements in support of the China Primary Healthcare Foundation initiative sponsored by the Chinese Ministry of Health

Consolidated revenue for the second quarter of 2009 was $27.8 million, a fourteen percent increase over the second quarter of 2008 revenue of $24.3 million. GAAP net income for the second quarter of 2009 was $1.1 million, or $0.03 per share, compared with a net loss of $1.0 million, or $(0.03) per share for the same period last year. Net income for the second quarter of 2009 included the effects of a payment of $0.8 million related to the termination of a supply contract and non-cash charges of $1.8 million in stock compensation expense associated with SFAS 123R and$1.9 million of depreciation and amortization expense.
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LMNX Reports Second Quarter 2009 Results

August 6, 2009
LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Revenue
Technology group	$19,466	$20,258	$40,564	$38,914
Assay group	8,335	4,083	12,794	8,439

	27,801	24,341	53,358	47,353

Operating income (loss)
Technology group	1,386	2,461	4,904	3,360
Assay group	(357)	(2,975)	(2,291)	(5,142)

Operating income (loss)	1,029	(514)	2,613	(1,782)
“We continued to execute our plan well, while operating in a challenging economic environment, said Patrick J. Balthrop, president and chief executive officer of Luminex. “We achieved several strategic milestones during the second quarter, and are focused on driving our goals for 2009. The successful launch of FLEXMAP 3D, other new products and our geographic expansion project will open new markets to Luminex, including China, all of which we believe will drive continued future growth. While there were short-term negative effects on quarterly revenue resulting from caution in capital spending, and volatility related to our bulk consumable sales, strong sales in our assay group helped to offset the tightness in instrument placements.
“We are encouraged by early indicators for the second half of 2009, as discussion with our partners and end users support improved market conditions,” continued Balthrop. “Further, our royalty revenue, which is a good indicator of end user assay demand, continues to be robust. Our gross margins were a healthy 69 percent and we delivered earnings per share of $0.03.”
FINANCIAL OUTLOOK AND GUIDANCE
The Company is adjusting 2009 full year revenue guidance from between $125 million and $135 million to between $118 million and $132 million. The adjusted full year figures represent an increase of between 13 percent and 26 percent over reported 2008 revenue.
CONFERENCE CALL
Management will host a conference call to discuss the operating highlights and financial results for the second quarter ended June 30, 2009, on Thursday, August 6, 2009, at 5:00 p.m. Eastern time. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for six months on the website using the ‘replay’ link.
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LMNX Reports Second Quarter 2009 Results

August 6, 2009
ABOUT LUMINEX CORPORATION
Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the diagnostic and life sciences industries. The Company’s xMAP® multiplex solutions include an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics markets. The Company’s xMAP Technology is sold worldwide and is already in use in leading clinical laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex Corporation or xMAP Technology can be obtained at www.luminexcorp.com.
Statements made in this release that express Luminex’ or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “could,” “should” and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements, which may include statements regarding the Company’s revenues and outlook for 2009, the ability of new product launches and geographic expansion to open new markets and continue the Company’s growth, the Company’s ability to continue focusing on its goals for 2009, improvement of market conditions for the Company’s partners and end users during the second half of 2009, royalty revenue, its continued robustness and its reliability as an indicator of end user assay demand, and the ability of the Company to continue to invest in its long-term growth strategies, including research and development projects, geographic and commercial expansion, dedication to regulatory compliance. Factors that could cause Luminex’ actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’ products (including systems, consumables and assay kits) and technology, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’ ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’ foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading “Risk Factors” in Luminex’ Annual Report on Forms 10-K for the year ended December 31, 2008 and subsequent Forms 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
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LMNX Reports Second Quarter 2009 Results

August 6, 2009
LUMINEX CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	June 30,	December 31,
	2009	2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$66,151	$81,619
Short-term investments	30,476	40,501
Accounts receivable, net	18,064	11,024
Inventory, net	12,411	11,589
Other	2,194	1,660

Total current assets	129,296	146,393

Property and equipment, net	15,068	12,567
Intangible assets, net	13,927	14,901
Long-term investments	15,748	2,000
Goodwill	39,617	39,617
Other	1,417	1,813

Total assets	$215,073	$217,291

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,607	$4,580
Accrued liabilities	4,863	7,181
Deferred revenue	3,013	2,671
Current portion of long term debt	321	445

Total current liabilities	11,804	14,877

Long-term debt	3,504	2,914
Deferred revenue and other	4,962	4,960

Total liabilities	20,270	22,751

Stockholders’ equity:
Common stock	41	40
Additional paid-in capital	281,084	279,255
Accumulated other comprehensive gain (loss)	64	(47)
Accumulated deficit	(86,386)	(84,708)

Total stockholders’ equity	194,803	194,540

Total liabilities and stockholders’ equity	$215,073	$217,291

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LMNX Reports Second Quarter 2009 Results

August 6, 2009
LUMINEX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Revenue	$27,801	$24,341	$53,358	$47,353
Cost of revenue	8,501	7,778	16,490	15,533

Gross profit	19,300	16,563	36,868	31,820
Operating expenses:
Research and development	4,977	5,025	9,603	9,456
Selling, general and administrative	13,294	12,052	24,652	24,146

Total operating expenses	18,271	17,077	34,255	33,602

Income (loss) from operations	1,029	(514)	2,613	(1,782)
Interest expense from long-term debt	(124)	(134)	(242)	(269)
Settlement of litigation	—	—	(4,350)	—
Other income (loss), net	178	(181)	449	139

Income (loss) before income taxes	1,083	(829)	(1,530)	(1,912)
Income taxes	29	(130)	(148)	(213)

Net income (loss)	$1,112	$(959)	$(1,678)	$(2,125)

Net income (loss) per share, basic	$0.03	$(0.03)	$(0.04)	$(0.06)

Shares used in computing net income (loss) per share, basic	40,533	35,689	40,441	35,559
Net income (loss) per share, diluted	$0.03	$(0.03)	$(0.04)	$(0.06)

Shares used in computing net income (loss) per share, diluted	41,353	35,689	40,441	35,559
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LMNX Reports Second Quarter 2009 Results

August 6, 2009
LUMINEX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Six Months ended
	June 30,		June 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income (loss)	$1,112	$(959)	$(1,678)	$(2,125)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	1,916	1,648	3,879	3,305
Stock-based compensation and other	1,815	1,692	3,586	3,421
Loss on disposal of assets	15	7	25	7
Other	712	258	581	864
Changes in operating assets and liabilities:
Accounts receivable, net	(3,990)	1,734	(7,090)	1,785
Inventory, net	(964)	(1,076)	(822)	(2,005)
Prepaids and other	(990)	(638)	(431)	(931)
Accounts payable	(4,542)	348	(1,061)	638
Accrued liabilities	(1,009)	1,191	(4,318)	(1,328)
Deferred revenue	225	(32)	341	592

Net cash (used in) provided by operating activities	(5,700)	4,173	(6,988)	4,223

Cash flows from investing activities:
Net purchases of available-for-sale investments	(13,165)	—	(44,646)	—
Maturities of available-for-sale investments	4,994	—	4,994	—
Net purchases of held-to-maturity investments	—	(1,951)	—	(2,933)
Maturities of held-to-maturity investments	13,441	—	36,140	—
Purchase of property and equipment	(3,585)	(1,107)	(5,116)	(1,894)
Acquisition activity	—	(412)		(412)
Acquired technology rights	(14)	(982)	(21)	(982)

Net cash provided by (used in) investing activities	1,671	(4,452)	(8,649)	(6,221)

Cash flows from financing activities:
Proceeds from debt	—	—	454	—
Payments on debt	(440)	(134)	(440)	(134)
Proceeds from secondary offering, net of offering costs	—	74,779	—	74,779
Proceeds from issuance of common stock	146	1,962	285	2,770

Net cash (used in) provided by financing activities	(294)	76,607	299	77,415

Effect of foreign currency exchange rate on cash	(241)	(9)	(130)	29
Change in cash and cash equivalents	(4,564)	76,319	(15,468)	75,446
Cash and cash equivalents, beginning of period	70,715	26,360	81,619	27,233

Cash and cash equivalents, end of period	$66,151	$102,679	$66,151	$102,679

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